SECOND AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT dated as of August 10, 2010, to the Distribution Agreement, dated as of April 26, 2006, as amended March 11, 2009 (the "Agreement"), is entered into by and among TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Snow Capital Opportunity Fund (the "Fund"), QUASAR DISTRIBUTORS, LLC, (the “Distributor”) and Snow Capital Management, L.P. (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement and to add additional series; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	QUASAR DISTRIBUTORS, LLC

By: /s/ Joseph Neuberger	By: /s/ James R. Schoenike

Printed Name: Joseph Neuberger	Printed Name: James R. Schoenike

Title: Chairman	Title: President

SNOW CAPITAL MANAGEMENT, L.P.

By: /s/ Carl Vuono

Name: Carl Vuono

Title: COO

Amended Exhibit A to the Trust for Professional Managers Distribution Agreement

Fund Names

Name of Series
Snow Capital Opportunity Fund
Snow Capital All Cap Value Fund
Snow Capital Small Cap Value Fund
Snow Capital Focused Value Fund
Snow Capital Hedged Equity Fund

Amended Exhibit B to the Trust for Professional Managers Distribution Agreement QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE effective 9/30/10
Regulatory Distribution Annual Services Per Fund*
___ basis points on assets over $___ plus
Base annual fee:
▪ $___ /fund
Default sales loads and distributor concession, if applicable, are paid to Quasar.
Advertising Compliance Review
▪ FINRA Filings
    − $___ /job for the first 10 pages (minutes if tape or video); $___ /page (minute if tape or video) thereafter (includes FINRA filing fee).
▪ Non-FINRA filed materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.
    − $___ /job for the first 10 pages (minutes if tape or video); $___ /page (minute if tape or video)
thereafter.
▪ FINRA Expedited Filing Service for 3 Day Turnaround
    − $___ for the first 10 pages (minutes if audio or video); $___ /page (minute if audio or video)
        thereafter. (FINRA may not accept expedited request.)
▪ Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable
    − $___ for the first 10 pages (minutes if audio or video); $___ /page (minute if audio or video) thereafter.
Licensing of Investment Advisor’s Staff (if desired)
▪ $___ /year per registered representative
▪ Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪ $___ /FINRA designated branch location
▪ Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees
Fund Fact Sheets
▪ Design - $___ /fact sheet, includes first production
▪ Production - $___ /fact sheet per production period
▪ All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪ Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪ Typesetting, printing and distribution of prospectuses and shareholder reports
▪ Production, printing, distribution, and placement of advertising, sales literature, and materials
▪ Engagement of designers, free-lance writers, and public relations firms
▪ Long-distance telephone lines, services, and charges
▪ Postage, overnight delivery charges
▪ FINRA registration fees [To include late U5 charge (if applicable)]
   (FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪ Record retention
▪ Travel, lodging, and meals
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B

SNOW CAPITAL MANAGEMENT, L.P.

By:  /s/ Carl Vuono                                                                                   Date:  11/1/10

Printed Name and Title:  Carl Vuono, COO